UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2026

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
Notes Offering
On September 14, 2026, Blue Owl Credit Income Corp. (the “Company”) completed its offering of $700 million aggregate principal amount of its 6.250% notes due 2029 (the “2029 Notes”) and $300 million aggregate principal amount of its 6.550% notes due 2031 (the “New 2031 Notes” and, together with the 2029 Notes, the “Notes”).
The offering was consummated pursuant to the terms of a purchase agreement (the “Purchase Agreement”), dated September 9, 2026, among the Company and Blue Owl Credit Advisors LLC, on the one hand, and Goldman Sachs & Co. LLC, BofA Securities, Inc., MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”), on the other hand. The Purchase Agreement provided for the Notes to be issued to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchasers. The Purchase Agreement also includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.
The net proceeds from the sale of the Notes were approximately $988.1 million, after deducting the fees paid to the Initial Purchasers and estimated offering expenses of approximately $3.0 million, each payable by the Company. The Company intends to use the net proceeds to pay down a portion of its outstanding indebtedness under a senior secured revolving credit facility (the “Revolver”), which matures on October 18, 2029, the Company’s 3.125% notes due 2026 (the “September 2026 Notes”), which mature on September 23, 2026, and/or other secured financings.
The 2029 Notes were issued pursuant to an Indenture dated as of September 23, 2021 (the “Base Indenture”), between the Company and Truist Bank, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Twelfth Supplemental Indenture, dated as of September 14, 2026 (the “Twelfth Supplemental Indenture”), between the Company and the Trustee. The 2029 Notes will mature on June 15, 2029 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture (as defined below). The 2029 Notes bear interest at a rate of 6.250% per year payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2026.
The New 2031 Notes were issued as additional notes under the Base Indenture, as supplemented by an Eleventh Supplemental Indenture, dated as of June 11, 2026 (the “Eleventh Supplemental Indenture” and together with the Base Indenture and the Twelfth Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The New 2031 Notes will mature on October 15, 2031 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The New 2031 Notes bear interest at a rate of 6.550% per year payable semi-annually on April 15 and October 15 of each year, commencing on October 15, 2026. The New 2031 Notes will be treated as a single series with the 6.550% notes due 2031 that were issued on June 11, 2026 in the aggregate amount of $500,000,000 (the “Existing 2031 Notes” and, together with the New 2031 Notes, the “2031 Notes”) under the Indenture relating to the Existing 2031 Notes and will have the same terms as the Existing 2031 Notes (except the issue date and the offering price). Upon the issuance of the New 2031 Notes, the outstanding aggregate principal amount of the 2031 Notes became $800,000,000.

The Notes will be the Company’s direct, general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior to the Notes, including, without limitation, the Company’s unsecured notes of which $7.2 billion aggregate principal amount was outstanding as of June 30, 2026. The Notes will rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Revolver, of which approximately $591.5 million was outstanding as of June 30, 2026. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities, including, without limitation, borrowings under the Company’s special purpose vehicle asset credit facilities, of which approximately $5.8 billion was outstanding as of June 30, 2026, and the Company’s collateralized loan obligation transactions, of which approximately $3.6 billion was outstanding as of June 30, 2026.
The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), as modified by Section 61(a) of the 1940 Act, for the period of time during which the Notes are outstanding, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.
In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.
A copy of the Base Indenture, the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture are attached hereto as Exhibits 4.1, 4.2 and 4.5, respectively, and are incorporated herein by reference. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the foregoing.
Registration Rights Agreements
In connection with the offering of the 2029 Notes, the Company entered into a Registration Rights Agreement, dated as of September 14, 2026 (the “2029 Notes Registration Rights Agreement”) with each of the Initial Purchasers.
In addition, in connection with the offering of the New 2031 Notes, the Company entered into a Registration Rights Agreement, dated as of September 14, 2026 (together with the 2029 Notes Registration Rights Agreement, the “Registration Rights Agreements”), with each of the Initial Purchasers.
Pursuant to the Registration Rights Agreements, the Company is obligated to file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than September 14, 2027 with respect to the 2029 Notes and June 11, 2027 with respect to the New 2031 Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreements, it will be required to pay additional interest to the holders of the Notes.
Copies of the Registration Rights Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the foregoing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained under the heading “Notes Offering” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(4)Exhibits

4.1
Indenture, dated as of September 23, 2021, by and between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (Incorporated by Reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 24, 2021).

4.2
Eleventh Supplemental Indenture, dated as of June 11, 2026, relating to the 6.550% notes due 2031, by and between the Company and Truist Bank, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (Incorporated by Reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed June 11, 2026).

4.3	Form of 6.550% notes due 2031 sold in reliance on Rule 144A of the Securities Act (Incorporated by Reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed June 11, 2026).
4.4	Form of 6.550% notes due 2031 sold in reliance on Regulation S of the Securities Act (Incorporated by Reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed June 11, 2026).
4.5
Twelfth Supplemental Indenture, dated as of September 14, 2026, relating to the 6.250% notes due 2029, by and between the Company and Truist Bank, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

4.6	Form of 6.250% notes due 2029 sold in reliance on Rule 144A of the Securities Act (Incorporated by Reference to Exhibit 4.5 hereto).
4.7	Form of 6.250% notes due 2029 sold in reliance on Regulation S of the Securities Act (Incorporated by Reference to Exhibit 4.5 hereto).
10.1
Registration Rights Agreement, dated as of September 14, 2026, by and among the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc., MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as representatives of the Initial Purchasers.

10.2
Registration Rights Agreement, dated as of September 14, 2026, by and among the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc., MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as representatives of the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: September 15, 2026	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm Title: Chief Operating Officer and Chief Financial Officer